Exhibit 23(iii)

LICHTER, WEIL & ASSOCIATES CERTIFIED PUBLIC ACCOUNTANTS	7250 BEVERLY BOULEVARD SUITE 207 LOS ANGELES, CALIFORNIA 90036 TELEPHONE (323) 549-3190 FACSIMILE (323) 549-0227 E-MAIL: LPLCE@AOL.COM

Consent of Independent Certified Public Accountants

Soundworks International, Inc.

Rolling Bay, Washington

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated June 8, 2001, relating to the financial statements of  Soundworks International, Inc.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Lichter Weil & Associates

Los Angeles, California

February 7, 2002